UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2011
WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31507	94-3283464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2295 Iron Point Road, Suite 200, Folsom, CA	95630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (916) 608-8200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Our annual meeting of stockholders was held on May 20, 2011.
Our stockholders reelected Robert H. Davis as a Class I director by the votes indicated below:

Total Votes For:	81,909,686
Total Votes Against:	18,539,578
Total Votes Abstained:	2,259
Total Broker Non-Votes:	4,161,075
Our stockholders approved the proposal to amend our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 150,000,000 to 250,000,000 shares by the votes indicated below:

Total Votes For:	92,949,757
Total Votes Against:	11,653,594
Total Votes Abstained:	9,247
Total Broker Non-Votes:	0
Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2011 by the votes indicated below:

Total Votes For:	103,585,303
Total Votes Against:	986,836
Total Votes Abstained:	40,459
Total Broker Non-Votes:	0
Our stockholders approved on a non-binding, advisory basis the compensation of our named executive officers as disclosed in our proxy statement (“say on pay”) by the votes indicated below:

Total Votes For:	97,730,140
Total Votes Against:	2,657,783
Total Votes Abstained:	63,600
Total Broker Non-Votes:	4,161,075

Our stockholders approved on a non-binding, advisory basis holding future say on pay votes every year by the votes indicated below:

Total Votes for Three Years:	27,648,605
Total Votes for Two Years:	2,239,132
Total Votes for One Year:	70,387,645
Total Votes Abstained:	176,141
Total Broker Non-Votes:	4,161,075

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.
Date: May 24, 2011	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer